Exhibit 21.1

Subsidiaries of The Hertz Corporation

A.      U.S. and Countries Outside Europe

Companies Listed by Country	State or Jurisdiction of Incorporation

United States
The Hertz Corporation	Delaware
Brae Holding Corp.	Delaware
Executive Ventures, Ltd.	Delaware
EVZ LLC	Delaware
Hertz Claim Management Corporation	Delaware
HCM Marketing Corporation	Delaware
Hertz Equipment Rental Corporation	Delaware
CCMG HERC Sub, Inc.	Delaware
Hertz Fleet Funding LLC	Delaware
Hertz Vehicle Financing LLC	Delaware
Hertz France LLC	Delaware
Hertz Funding Corp.	Delaware
Hertz General Interest LLC	Delaware
Hertz Global Services Corporation	Delaware
Hertz International, Ltd.	Delaware
Hertz Equipment Rental International, Ltd.	Delaware
Hertz Investments, Ltd.	Delaware
Hertz Italy LLC	Delaware
Hertz Local Edition Corp.	Delaware
Hertz Local Edition Transporting, Inc.	Delaware
Hertz System, Inc.	Delaware
Hertz Technologies, Inc.	Delaware
Hertz Transporting, Inc.	Delaware
Hertz Vehicles LLC	Delaware
Hertz Vehicle Sales Corporation	Delaware
Navigation Solutions, L.L.C. — Joint Venture Owned 65% by The Hertz Corporation	Delaware
Smartz Vehicle Rental Corporation	Delaware

Australia
Hertz Investment (Holdings) Pty. Limited	Australia
Hertz Australia Pty. Limited	Australia
Hertz Car Sales Pty. Ltd.	Australia
Hertz Asia Pacific Pty. Ltd.	Australia
Hertz Superannuation Pty. Ltd.	Australia
Hertz Note Issuer Pty Limited	Australia

Bermuda
HIRE (Bermuda) Limited	Bermuda

Brazil
Car Rental Systems Do Brasil Locacao De Veiculos Ltda.	Brazil
Hertz Do Brasil Ltda.	Brazil

Canada
CMGC Canada Acquisition ULC	Canada
Hertz Canada Limited	Canada
Hertz Canada Finance Co., Ltd.	Canada
Matthews Equipment Limited	Canada
Western Shut-Down (1995) Limited	Canada

Cayman Islands
Hertz (Cayman Islands) Limited	Cayman Islands

China
Hertz International Car Rental Consulting (Shanghai) Co., Ltd.	People’s Republic of China

Hong Kong
Hertz Hong Kong Limited	Hong Kong

Japan
Hertz Asia Pacific (Japan), Ltd.	Japan

Mexico
Hertz Latin America, S.A. de C.V.	Mexico

New Zealand
Hertz New Zealand Holdings Limited	New Zealand
Hertz New Zealand Limited	New Zealand

Puerto Rico
Puerto Ricancars, Inc.	Puerto Rico
Puerto Ricancars Transporting, Inc.	Puerto Rico
Puerto Ricancars Fleet, LLC	Puerto Rico
Hertz Puerto Rico Holdings, Inc.	Puerto Rico

Singapore
Hertz Asia Pacific Pte. Ltd.	Singapore

B.      Europe

Companies Listed by Country	State or Jurisdiction of Incorporation

Belgium
Hertz Belgium NV	Belgium
Hertz Claim Management BVBA	Belgium

France
Equipole S.A.	France
Equipole Finance Services SAS	France
Hertz Claim Management SAS	France
Hertz Equipement Finance SAS	France
Hertz Equipement France SAS	France
Hertz France SAS	France
RAC Finance SAS	France

Germany
Hertz Autovermietung GmbH	Germany
Hertz Claim Management GmbH	Germany
Hertz Germany Fleet GmbH	Germany

Ireland
Apex Processing Ltd.	Ireland
Dan Ryan Car Rentals Ltd.	Ireland
Hertz Europe Service Centre Ltd.	Ireland
Hertz Finance Centre plc	Ireland
Hertz Ireland (Fleet Germany) Limited	Ireland
Hertz International RE Ltd.	Ireland
Hertz International Treasury	Ireland
Probus Insurance Company Europe Ltd.	Ireland

Italy
Hertz Claim Management Srl	Italy
Hertz Holdings South Europe Srl	Italy
Hertz Italiana SpA	Italy

Luxembourg
Hertz Luxembourg SA	Luxembourg

Monaco
Hertz Monaco SAM	Monaco

The Netherlands
Hertz Holland B.V.	The Netherlands
Hertz Holdings Netherlands B.V.	The Netherlands
Hertz Claim Management B.V.	The Netherlands
Stuurgroep Holland B.V.	The Netherlands
Hertz Automobielen Nederland B.V.	The Netherlands
Van Wijk Beheer B.V.	The Netherlands
Van Wijk European Car Rental Service B.V.	The Netherlands

Spain
Hertz Alquiler de Maquinaria SA	Spain
Hertz Claim Management SA	Spain
Hertz de Espana SA	Spain

Switzerland
Hertz AG	Switzerland
Hertz Claims Management AG	Switzerland
S.I. Fair-Play SA	Switzerland
Zuri-Leu Garage AG	Switzerland

United Kingdom
Hertz Holdings UK Limited	United Kingdom
Hertz Holdings III UK Limited	United Kingdom
Hertz Holdings II UK Ltd.	United Kingdom
Hertz (UK) Limited	United Kingdom

Daimler Hire Limited	United Kingdom
Hertz Car Sales Ltd.	United Kingdom
Hertz Rent A Car Limited	United Kingdom
Hertz Europe Limited	United Kingdom
Hertz Claim Management Limited	United Kingdom